UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2023

PYROPHYTE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40957	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

3262 Westheimer Road

Suite 706

Houston, Texas 77098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1 (281) 701-4234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	PHYTU	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 par value	PHYT	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	PHYT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 24, 2023, Pyrophyte Acquisition Corp. (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, the Company’s shareholders approved several proposals to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to (i) extend the date by which the Company must consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (an “initial business combination”) from April 29, 2023 to April 29, 2024 (the “Extended Date”) (the “Extension Amendment”), (ii) permit the Company’s board of directors (the “Board”), in its sole discretion, to elect to wind up the Company’s operations on an earlier date than the Extended Date as determined by the Board and included in a public announcement (the “Liquidation Amendment”), (iii) eliminate from the Charter the limitation that the Company may not redeem public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001 in connection with the Company’s initial business combination (the “Redemption Limitation”) (the “Redemption Limitation Amendment”) and (iv) provide for the right of a holder of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), to convert into Class A ordinary shares, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) on a one-for-one basis prior to the closing of an initial business combination at the election of the holder (the “Founder Share Amendment”).

The following is a tabulation of the votes with respect to the Extension Amendment, which was approved by the Company’s shareholders:

For	Against	Abstain
21,866,538	55,072	0

The following is a tabulation of the votes with respect to the Liquidation Amendment, which was approved by the Company’s shareholders:

For	Against	Abstain
21,866,538	55,072	0

The following is a tabulation of the votes with respect to the Redemption Limitation Amendment, which was approved by the Company’s shareholders:

For	Against	Abstain
21,841,538	55,072	25,000

The following is a tabulation of the votes with respect to the Founder Share Amendment, which was approved by the Company’s shareholders:

For	Against	Abstain
21,866,538	55,072	0

In connection with the Extraordinary General Meeting, shareholders holding an aggregate of 11,151,163 shares of the Company’s Class A Ordinary Shares exercised their right to redeem their shares for approximately $10.52 per share of the funds held in the Company’s trust account, leaving approximately $94,754,148 in cash in the trust account after satisfaction of such redemptions.

In addition, on April 24, 2023, the Company adopted the amendments to the Charter, effective the same day. A copy of the Charter Amendments are attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amendment to the Registrant's Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File-Embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PYROPHYTE ACQUISITION CORP.

By:	/s/ Bernard Duroc-Danner
Name:	Bernard Duroc-Danner
Title:	Chairman

Date: April 28, 2023